UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) March 2, 2005 (February 25, 2005)

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)		10019 (Zip Code)

Registrant's telephone number, including area code  (212) 413-1800

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Vehicle Rental Program

On February 25, 2005, our Cendant Car Rental Funding subsidiary issued $325,000,000 aggregate principal amount of Series 2005-1 3.95% Rental Car Asset Backed Notes, Class A-1 due 2008, $300,000,000 aggregate principal amount of Series 2005-1 Floating Rate Rental Car Asset Backed Notes, Class A-2 due 2008 bearing interest at LIBOR plus 0.06% per annum and $125,000,000 Series 2005-1 Floating Rate Rental Car Asset Backed Notes, Class A-3 due 2010 bearing interest at LIBOR plus 0.12% per annum (collectively, the “Series 2005-1 Notes”). The Series 2005-1 Notes are secured and the payment of interest on, and principal of, the Series 2005-1 Notes are insured by a note guaranty insurance policy issued by MBIA Insurance Corporation. A copy of the Indenture Supplement related to the offering is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Profit Sharing Bonuses

On March 1, 2005, the Compensation Committee of the Board of Directors approved annual profit sharing bonuses in respect of fiscal year 2004 for our 2004 named executive officers. The approved annual profit sharing bonuses for such officers are as follows:

Henry R. Silverman, Chairman and Chief Executive Officer	$15,281,508
Ronald L. Nelson, President and Chief Financial Officer	$ 2,200,000
Richard A. Smith, CEO, Real Estate Services	$ 2,075,000
Samuel L. Katz, CEO, Travel Distribution Services	$ 2,075,000
Kevin M. Sheehan, CEO, Vehicle Services	$ 2,175,000

The bonus for Henry R. Silverman, our chief executive officer, was determined pursuant to the formula set forth in Mr. Silverman’s existing employment agreement based upon our attainment of applicable performance goals.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1
Series 2005-1 Supplement dated as of February 25, 2005 to Second Amended and Restated Base Indenture dated as of June 3, 2004 between Cendant Rental Car Funding (AESOP) LLC, as Issuer and The Bank of New York, as Trustee and Series 2005-1 Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: March 2, 2005

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated March 2, 2005 (February 25, 2005)

EXHIBIT INDEX

10.1
Series 2005-1 Supplement dated as of February 25, 2005 to Second Amended and Restated Base Indenture dated as of June 3, 2004 between Cendant Rental Car Funding (AESOP) LLC, as Issuer and The Bank of New York, as Trustee and Series 2005-1 Agent.